    Consent of Independent Auditor We consent to the incorporation by reference in the registration statements of Westwood Holdings Group, Inc. on Form S-8 File No. 333-238965, 333-232595, 333-228335, 333-224886, 333-218080, 333-203728, 333-188002, 333-175696, 333-160377, 333-133963, 333-98841, 333-258305, and 333-267641 of our reports dated June 29, 2022, on our audits of the consolidated financial statements of Salient Partners, L.P. as of December 31, 2021 and 2020, and for the years then ended, which report is included in this Form 8-K/A. Dallas, Texas February 1, 2023